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                                                                      EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                         COMMUNITY FINANCIAL GROUP, INC.


                                            Year Ended December 31,
                                   ----------------------------------------
                                      1998           1997            1996
                                   ---------      ---------      ----------
Income Per Common Share
    Basic (1)
Net income (in thousands)          $   2,581      $   2,058      $    2,547
                                   =========      =========      ==========

Net income per share                    1.08      $     .93      $     1.16
                                   =========      =========      ==========

Weighted average common
  shares outstanding               2,393,576      2,205,043       2,198,619
                                   =========      =========      ==========


Income Per Common Share,
    Diluted (2)
Net income (in thousands)          $   2,581      $   2,058      $    2,547
                                   =========      =========      ==========

Net income per share               $     .78      $     .89      $     1.15
                                   =========      =========      ==========

Weighted average common share
  Outstanding                      3,321,228      2,323,580       2,222,653
                                   =========      =========      ==========

(1) Basic net income per share has been computed using the weighted average number of common shares outstanding during each year presented. See Note K to the Company's consolidated financial statements included in the Annual Report to Shareholders for the year ended December 31, 1998 incorporated herein by reference.

(2) Diluted net income per share has been computed using the weighted average number of common shares outstanding and the dilutive effect of stock options and warrants outstanding during the years presented. See Note K to the Company's consolidated financial statements included in the Annual Report to Shareholders for the year ended December 31, 1998 incorporated herein by reference.